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                                      EXHIBIT 5
               Opinion and Consent of Brobeck, Phleger & Harrison LLP.

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                                      EXHIBIT 5



                                 December 22, 1997



Polycom, Inc.
2584 Junction Avenue
San Jose, California  95134


         Re:  Registration Statement for Offering of
              1,000,000 Shares of Common Stock
              --------------------------------

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,000,000 shares of the Common Stock of Polycom, Inc. (the "Company") under the Company's 1996 Stock Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1996 Stock Incentive Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                        Very truly yours,


                        /s/ BROBECK, PHLEGER & HARRISON LLP

                        BROBECK, PHLEGER & HARRISON LLP